Exhibit 10.1

IMPLANT SCIENCES CORPORATION

SECURITIES PURCHASE AGREEMENT

September 30, 2005

IMPLANT SCIENCES CORPORATION
SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of September 30, 2005, by and between Implant Sciences Corporation, a Massachusetts corporation (the “Company”), and Laurus Master Fund, Ltd. a Cayman Islands company (the “Purchaser”).

RECITALS

WHEREAS, the Company has authorized the sale of Series D Convertible Preferred Stock, $0.10 par value, (the “Preferred Stock”), for the aggregate purchase price of FIVE MILLION DOLLARS ($5,000,000), convertible into shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”);

WHEREAS, the Company wishes to issues a warrant (the “Warrant”) to the Purchaser to purchase shares of the Company’s Common Stock in connection with Purchaser’s purchase of the Preferred Stock; WHEREAS, Purchaser desires to purchase the Preferred Stock and Warrant on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Preferred Stock and Warrant to the Purchaser on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             AGREEMENT TO SELL AND PURCHASE.  Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, Preferred Stock in the stated amount of FIVE MILLION DOLLARS ($5,000,000), convertible in accordance with the terms thereof into shares of the Company’s Common Stock.  The Preferred Stock purchased on the Closing Date shall be known as the “Offering.”  The Certificate of Vote of Directors Establishing a Class or Series of Stock for the Preferred Stock (the “Certificate of Vote of Directors”) is annexed hereto as Exhibit A.  The Preferred Stock will have a Mandatory Redemption Date (as defined in the Preferred Stock) three years from the date of issuance.  Collectively, the Preferred Stock and Warrant (as defined in Section 2) and Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrant are referred to as the “Securities.”

2.             FEES AND WARRANT.

(a)           The Company will issue and deliver to the Purchaser a Warrant to purchase 50,000 shares of Common Stock at a purchase price of $10.20 per share of Common

Stock in connection with the Offering (the “Warrant”) pursuant to Section 1 hereof.  The Company shall reimburse the Purchaser for its reasonable expenses, including legal fees for services rendered to the Purchaser in preparation of this Agreement and the Related Agreements, and expenses in connection with the Purchaser’s due diligence review of the Company and its Subsidiaries (as defined in Section 4.2) and relevant matters.  Amounts required to be paid hereunder will be paid at the Closing and shall not exceed $5,000.

(b)           The Warrant must be delivered on the Closing Date.  A form of Warrant is attached hereto as Exhibit B.  All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by the Company are hereby also made and granted in respect of the Warrant and shares of the Company’s Common Stock issuable upon exercise of the warrant (the “Warrant Shares”).  A form of Closing Payment and the expenses referred to in the preceding clause (a) (net of deposits previously paid by the Company) shall be paid at closing out of funds held pursuant to the Escrow Agreement (defined below) and a disbursement letter (the “Disbursement Letter”).

(c)           The Company shall reimburse the Purchaser for its reasonable legal fees for services rendered to the Purchaser in preparation of this Agreement and the Related Agreements, and expenses in connection with the Purchaser’s due diligence review of the Company and relevant matters.  Amounts required to be paid hereunder will be paid at the Closing and shall be [$5,000.]

(d)           The Company will pay a cash fee in the amount of $90,000 (the “Fund Management Fee”) to Laurus Capital Management, L.L.C., a Delaware limited liability company.  The Fund Management Fee must be paid on the Closing Date.  The aforementioned Fund Management Fee and legal fees will be payable at the Closing out of funds held pursuant to a Funds Escrow Agreement to be entered into by the Company, Purchaser and an Escrow Agent.

3.             CLOSING, DELIVERY AND PAYMENT.

3.1          Closing.  Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the “Closing”), which closing is comprised of Purchaser’s purchase of the Preferred Stock in the aggregate principal amount of $5,000,000, shall take place on the date hereof, at such other time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).

3.2          Delivery.  At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser the Certificate of Vote of Directors in the form attached as Exhibit A representing the stated amount of $5,000,000 of Preferred Stock and a Common Stock Purchase Warrant in the form attached as Exhibit B in the Purchaser’s name representing the right to purchase up to 50,000 Warrant Shares and the Purchaser will deliver to the Company (i) that certain Secured Convertible Term Note in the principal amount of $3,000,000 dated July 6, 2005 (the “$3,000,000 Note”), and $2,000,000, less fees and expenses set forth in Section 2 hereof, by certified funds or wire transfer made payable to the order of the Company.

4.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as set forth below.  As used herein, the term SEC Reports shall mean the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004 and the Company’s Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 2005.

4.1          Organization, Good Standing and Qualification.  Each of the Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, Delaware and California as applicable.  Each of the Company and each of its Subsidiaries has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver (i) this Agreement, (ii) the Preferred Stock to be issued in connection with this Agreement, (iii) the Warrant, (iv) the Master Security Agreement dated as of the date hereof between the Company, certain Subsidiaries of the Company and the Purchaser (as amended, modified and/or supplemented from time to time, the “Master Security Agreement”), (v) the Registration Rights Agreement relating to the Securities dated as of the date hereof between the Company and the Purchaser (as amended, modified and/or supplemented from time to time, the “Registration Rights Agreement”), (vi) the Subsidiary Guaranty dated as of the date hereof made by certain Subsidiaries of the Company (as amended, modified and/or supplemented from time to time, the “Subsidiary Guaranty”), (vii) the Stock Pledge Agreement dated as of the date hereof among the Company, certain Subsidiaries of the Company and the Purchaser (as amended, modified and/or or supplemented from time to time, the “Stock Pledge Agreement”), (viii) the Funds Escrow Agreement dated as of the date hereof among the Company, the Purchaser and the escrow agent referred to therein, substantially in the form of Exhibit D hereto (as amended, modified and/or supplemented from time to time, the “Escrow Agreement”) and (ix) all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby (the preceding clauses (ii) through (ix), collectively, the “Related Agreements”) to issue and sell the Preferred Stock and the shares of Common Stock issuable upon conversion of the Preferred Stock (the “Conversion Shares”), to issue and sell the Warrant and the shares of Common Stock issuable upon exercise of the Warrant, and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted and as presently proposed to be conducted.  Each of the Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company and its Subsidiaries, taken individually and as a whole or their respective businesses a (“Material Adverse Effect”).

4.2          Subsidiaries.  Each direct and indirect Subsidiary of the Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 4.2.  For the purpose of this Agreement, a “Subsidiary” of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

4.3          Capitalization; Voting Rights.

(a)           The authorized capital stock of the Company, immediately prior to the Closing, consists of (i) 20,000,000 shares of Common Stock, par value $0.10 per share, 10,756,842 shares of which are issued and outstanding as of June 30, 2005, and (ii) 5,000,000 shares of Preferred Stock, par value $0.10 per share, none of which are issued and outstanding on the date hereof.  The authorized, issued and outstanding capital stock of each Subsidiary is set forth on Schedule 4.3 hereto.

(b)           Other than (i) the shares reserved for issuance under the Company’s stock option plans, stock grant agreements and outstanding warrants; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities, except as set forth in the SEC Reports or as listed in Schedule 4.3 (a).  Neither the offer, issuance or sale of any of the Preferred Stock or Warrant, or the issuance of any of the Conversion Shares or Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities other than as listed in Schedule 4.3 (a).

(c)           All issued and outstanding shares of the Company’s Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d)           The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Amended and Restated Articles of Organization (the “Charter”).  The Conversion Shares and Warrant Shares have been duly and validly reserved for issuance.  When issued in compliance with the provisions of this Agreement and the Company’s Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(e)           Except as set forth in the SEC Reports, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company, including the transactions contemplated hereunder.

4.4          Authorization; Binding Obligations.  All corporate action on the part of the Company and each of its Subsidiaries, including their respective officers, directors and stockholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company and its Subsidiaries hereunder at each Closing and the authorization, sale, issuance and delivery of the Securities pursuant hereto and the Related Agreements has been taken or will be taken prior to the Closing.  The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company and each of its Subsidiaries enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.  The sale of the Preferred Stock and the subsequent conversion of the Preferred Stock into Common Stock are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The sale of the Warrants and the subsequent exercise of the Warrants for Common Stock are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.  The Certificate of Vote of Directors and the Warrants , when executed and delivered in accordance with the terms of this Agreement, will be valid and binding obligations of the Company and each of its Subsidiaries, enforceable in accordance with their respective terms.

4.5          Liabilities.  Except as set forth in the SEC Reports and Schedule 4.5 hereto, neither the Company nor any of its Subsidiaries has any material liabilities and, to the best of its knowledge, knows of no material contingent liabilities, except current liabilities incurred in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse.

4.6          Agreements; Action.

(a)           Except as set forth in the SEC Reports and Schedule 4.6 hereto, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which either the Company or any of its Subsidiaries is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company or any of its Subsidiaries in excess of $50,000 (other than obligations of, or payments to, the Company or any of its Subsidiaries arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its Subsidiaries (other than licenses arising from the purchase of “off the shelf” or other standard products), or (iii) provisions restricting the development, manufacture or distribution of the Company’s or any of its Subsidiaries’ products or services, or (iv) indemnification by the Company or any of its Subsidiaries with respect to infringements of proprietary rights.

(b)           Except as set forth in the SEC Reports, neither the Company nor or any of its Subsidiaries has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(c)           For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company or any of its Subsidiaries has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(d)           The Company maintains disclosure controls and procedures (“Disclosure Controls”) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission (“SEC”).

(e)           The Company makes and keep books, records, and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company’s assets.  The Company maintains internal control over financial reporting (“Financial Reporting Controls”) designed by, or under the supervision of, the Company’s principal executive and principal financial officers, and effected by the Company’s board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”), including that:

(i)            transactions are executed in accordance with management’s general or specific authorization;

(ii)           unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements are prevented or timely detected;

(iii)          transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that the Company’s receipts and expenditures are being made only in accordance with authorizations of the Company’s management and board of directors;

(iv)          transactions are recorded as necessary to maintain accountability for assets; and

(v)           the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(f)          There is no weakness in any of the Company’s Disclosure Controls or Financial Reporting Controls that is required to be disclosed in any of the Exchange Act Filings, except as so disclosed.

(g)         The Company has not engaged in the past two years in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii)

with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

4.7.           Obligations to Related Parties.  Except as set forth in the SEC Reports, there are no obligations of the Company or any of its Subsidiaries to officers, directors, stockholders or employees of the Company or any of its Subsidiaries other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).  Except as set forth in the SEC Reports, none of the officers, directors or stockholders of the Company or any of its Subsidiaries, or any members of their immediate families, are indebted to the Company or any of its Subsidiaries.  Except as set forth in the SEC Reports, none of the officers, directors or, to the best of the Company’s and its Subsidiaries knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company or any of its Subsidiaries or have any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation which competes with the Company or any of its Subsidiaries, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company or any of its Subsidiaries.  Except as set forth in the SEC Reports, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company or any of its Subsidiaries and no agreements, understandings or proposed transactions are contemplated between the Company or any of its Subsidiaries and any such person.  Except as set forth in the SEC Reports, neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

4.8            Changes.  Except as set forth in the SEC Reports, since March 31, 2005 there has not been:

(a)           Any change in the assets, liabilities, financial condition, prospects or operations of the Company or any of its Subsidiaries, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Company or any of its Subsidiaries;

(b)           Any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries;

(c)           Any material change, except in the ordinary course of business, in the contingent obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d)           Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company or any of its Subsidiaries;

(e)           Any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

(f)            Any direct or indirect loans made by the Company or any of its Subsidiaries to any stockholder, employee, officer or director of the Company or any of its Subsidiaries, other than advances made in the ordinary course of business;

(g)           Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(h)           Any declaration or payment of any dividend or other distribution of the assets of the Company or any of its Subsidiaries;

(i)            Any labor organization activity related to the Company or any of its Subsidiaries;

(j)            Any debt, obligation or liability incurred, assumed or guaranteed by the Company or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(k)           Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(l)            Any change in any material agreement to which the Company or any of its Subsidiaries is a party or by which it is bound which may materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company or any of its Subsidiaries ;

(m)          Any other event or condition of any character that, either individually or cumulatively, has or may materially and adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company or any of its Subsidiaries; or

(n)           Any arrangement or commitment by the Company or any of its Subsidiaries to do any of the acts described in subsection (a) through (m) above.

4.9.         Title to Properties and Assets; Liens, Etc. Except as set forth in the SEC Reports, liens granted in favor of Purchaser and the liens set forth on Schedule 4.9 hereto, the Company and each of its Subsidiaries has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries and (c) those that have otherwise arisen in the ordinary course of business.  All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and each of its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.  The Company and each of its Subsidiaries is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

4.10.       Intellectual Property.

(o)           The Company and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company’s knowledge as presently proposed to be conducted (the “Intellectual Property”), without any known infringement of the rights of others.  Except as set forth in the SEC Reports, there are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(p)           Neither the Company nor or any of its Subsidiaries has received any communications alleging that the Company or any of its Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company or any of its Subsidiaries aware of any basis therefor.

(q)           Neither the Company nor or any of its Subsidiaries believes that it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company or any of its Subsidiaries.

4.11.       Compliance with Other Instruments.  Except as set forth in the SEC Reports, neither the Company nor or any of its Subsidiaries is in violation or default of any term of their respective Charter or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ.  The execution, delivery and performance of and compliance with this Agreement and the Related Agreements, and the issuance and sale of Securities pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

4.12.       Litigation.  Except as set forth in the SEC Reports, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its Subsidiaries that questions the validity of this Agreement or the Related Agreements or the right of the Company or any of its Subsidiaries to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company or any of its Subsidiaries, financially or otherwise, or any change in the current equity ownership of the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries aware that there is any basis for any of the foregoing. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  Except as set forth in the SEC Reports, there is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate.

4.13.       Tax Returns and Payments.  Each of the Company and each of its Subsidiaries has timely filed all tax returns (federal, state and local) required to be filed by it.  All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company’s knowledge all other taxes due and payable by the Company or any of its Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent.  Neither the Company nor any of its Subsidiaries has been advised (a) that any of their respective returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes.  Except as set forth on Schedule 4.13 hereto, neither the Company nor any of its Subsidiaries has any knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

4.14.       Employees.  Neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of their respective employees.  There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company or any of its Subsidiaries.  Except as set forth in the SEC Reports, neither the Company nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement.  To the Company’s knowledge, no employee of the Company or any of its Subsidiaries, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of its Subsidiaries because of the nature of the business to be conducted by the Company or any of its Subsidiaries; and to the Company’s knowledge the continued employment by the Company or any of its Subsidiaries of their respective present employees, and the performance of the Company’s and each of its Subsidiaries contracts with its independent contractors, will not result in any such violation.  Neither the Company nor any of its Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or any of its Subsidiaries.  Neither the Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred.  Except as set forth in the SEC Reports, no employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the

Company or any of its Subsidiaries or to any material compensation following termination of employment with the Company or any of its Subsidiaries.  Neither the Company nor any of its Subsidiaries is aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

4.15.       Registration Rights and Voting Rights.  Except as set forth in the SEC Reports and on Schedule 4.15 attached hereto, neither the Company nor any of its Subsidiaries is presently under any obligation, and has not granted any rights, to register any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued.  To the Company’s knowledge, no stockholder of the Company or any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of the Company or any of its Subsidiaries.

4.16.       Compliance with Laws; Permits.  To its knowledge, neither the Company nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company or any of its Subsidiaries.  No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of any of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.  The Company and each of its Subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and each of its Subsidiaries.

4.17.       Environmental and Safety Laws.  Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.  Except as set forth in the SEC Reports, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or any of its Subsidiaries or, to the Company’s knowledge, by any other person or entity on any property owned, leased or used by the Company or any of its Subsidiaries.  For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

4.18.       Valid Offering.  Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the

Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.  Neither the Company, any of its Subsidiaries, nor any agent on their respective behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company or any of its Subsidiaries within the registration provisions of the Securities Act or any state securities laws.

4.19.       Full Disclosure.  Each of the Company and each of its Subsidiaries has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Preferred Stock, including all information the Company believes is reasonably necessary to make such investment decision.  To the Company’s knowledge, neither this Agreement, the exhibits and schedules hereto, the Related Agreements nor any other document delivered by the Company or any of its Subsidiaries to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.  Any financial projections and other estimates provided to the Purchaser by the Company and each of its Subsidiaries were based on the Company’s and each of its Subsidiaries’ experience in the industry and assumptions of fact and opinion as to future events which the Company and each of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.  As of the date hereof no facts have come to the attention of the Company or any of its Subsidiaries that would, in its opinion, require the Company to revise or amplify in any material respect the assumptions underlying such projections and other estimates or the conclusions derived therefrom.  Any financial projections are subject to future events and neither the Company nor any of its Subsidiaries can give any assurance that it will meet its financial projections.

4.20.       Insurance.  Each of the Company and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverage customary for companies similarly situated to the Company and each of its Subsidiaries.

4.21.       SEC Reports.  The Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act of 1934, as amended (the “Exchange Act”).    Each SEC Report was in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.22.       No Market Manipulation.  The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of any of the Securities being offered hereby or affect the price at which any of the Securities being offered hereby may be issued.

4.23.       Listing.  The Company’s Common Stock is listed for trading on the American Stock Exchange and satisfies all requirements for the continuation of such listing.  The Company has not received any notice that its Common Stock will be delisted from the American Stock Exchange or that the Common Stock does not meet all requirements for the continuation of such listing.

4.24.       No Integrated Offering.  Except for the Company’s private placement of Common Stock and Warrants in the aggregate amount of $7,803,230 on or about March 8, 2005 and the $3,000,000 Note issued to the Purchaser on or about July 6, 2005, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions.  Nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

4.25.       Stop Transfer.  The Securities are restricted securities as of the date of this Agreement.  The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by federal securities laws.

4.26.       Dilution.  The Company understands the nature of the Securities being sold hereby and recognizes that they may have a potential dilutive effect.  The Company specifically acknowledges that its obligation to issue the Conversion Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

5.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

The Purchaser hereby represents and warrants to the Company with respect to itself or himself as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

5.1.         Requisite Power and Authority.  Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions.  All action on Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing.  Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

5.1          Investment Representations.  Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement.

5.2          Purchaser Bears Economic Risk.   Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  Purchaser must bear the economic risk of this investment until the Securities are registered pursuant to the Securities Act, or an exemption from registration is available.

5.3          Acquisition for Own Account.  Purchaser is acquiring the Preferred Stock for Purchaser’s own account for investment only, and not with a view towards their distribution.

5.4          Purchaser Can Protect Its Interest.   Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements.  Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

5.5          Accredited Investor.   Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

5.6          Legends.

(a)           The Preferred Stock shall bear the following legend until the Preferred Stock and Conversion Shares are sold pursuant to an effective registration statement filed with the Securities and Exchange Commission (the “SEC”):

“THESE SHARES OF PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR, IF APPLICABLE, STATE SECURITIES LAWS.  THESE SHARES OF PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE PREFERRED STOCK MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE PREFERRED STOCK OR COMMON STOCK ISSUABLE UPON CONVERSION OF PREFERRED STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IMPLANT SCIENCES CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)           The Conversion Shares and the Warrant Shares shall bear a legend which shall be in substantially the following form until such shares are sold pursuant to an effective registration statement filed with the SEC:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF APPLICABLE, STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IMPLANT SCIENCES CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) The Warrants shall bear the following legend:

“THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IMPLANT SCIENCES CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

The Purchaser covenants and agrees with the Company as follows:

5.7          Security Interest.  Purchaser agrees to terminate its security interest in the assets, as fully described in the Security Agreement between the Company and Purchaser of even date herewith (the “Security Agreement”), upon the Company tendering the final payment in satisfaction of the obligations as defined in the Security Agreement.  Purchaser agrees to join with the Company in executing termination statements and other instruments pursuant to the Uniform Commercial Code as enacted and in effect from time to time in the Commonwealth of Massachusetts in form satisfactory to the Company and in executing such other documents or instruments as may be required or deemed necessary by the Company for purposes of terminating the security interest in the collateral.

5.8          Prospectus.  Purchaser shall furnish copies of the prospectus in connection with a public sale or disposition of the Common Stock.

5.9          Preferred Stock Certificate.  When Purchaser elects to convert shares of Preferred Stock in accordance with Section 8 below, Purchaser shall surrender the Preferred Stock Certificate upon receipt of a credit to the account of the Purchaser’s prime broker through the DWAC system (as defined below), representing the Conversion Shares or upon complete satisfaction of the Preferred Stock.

5.10        Certain Trading Restrictions.  Purchaser agrees that, as long as it holds any shares of Preferred Stock, neither it nor any of its Affiliates shall enter into any Short Sales (as defined herein).  For purposes of this Section 5.11, a “Short Sale” shall mean a sale of Common Stock by Purchaser that would be required to be marked as a “short sale” by the broker executing the sale pursuant to the provisions of Rules 10a-1(c) and 10a-1(d)(1) under the Exchange Act if such rules applied to the sale (whether or not they in fact apply to the sale), and that is made at a time when immediately after the sale, and giving effect to all other sales by the Purchaser, there would be no equivalent offsetting long position in Common Stock held by Purchaser.  For the purpose of determining under this Section 5.11 whether there is an equivalent offsetting long position in Common Stock held by Purchaser, only those Conversion Shares that are (i) issuable upon conversion of the Preferred Stock for which a conversion notice has been delivered by Purchaser on or prior to a trading day or (ii) issuable as a result of the delivery by the Company of a Repayment Election Notice, as defined in the Certificate of Vote of Directors, shall be deemed to be held long by Purchaser on such trading day.

5.11        Reporting Requirements.  Purchaser will timely file with the SEC all reports required to be filed pursuant to the Exchange Act.  Purchaser will respond timely, accurately and completely to any inquiry by the SEC, NASD, or any stock exchange upon which the Company maintains a listing, relating to the offering.

5.12        Subordination Agreements Purchaser agrees that it will execute a Subordination Agreement with each of Comerica Bank and Bridge Bank on the date hereof.

6      COVENANTS OF THE COMPANY.   The Company covenants and agrees with the Purchaser as follows:

6.1          Stop-Orders. The Company will advise the Purchaser, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

6.2          Listing.   The Company shall promptly secure the listing of the shares of Common Stock issuable upon conversion of the Preferred Stock and upon the exercise of the Warrant on the Pink Sheets, the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market, American Stock Exchange or New York Stock Exchange (the “Principal Market”) upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing so long as any other shares of Common Stock shall be so listed.  The Company will maintain the listing of its Common Stock on a Principal Market, and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers (“NASD”) and such exchanges, as applicable.  The Company will provide the Purchaser copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.

6.3          Market Regulations.   The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to Purchaser and promptly provide copies thereof to Purchaser.

6.4          Reporting Requirements.   The Company will timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.  In addition, within 20 days after the end of each calendar month, the Company will provide to the Purchaser a monthly cash flow statement, balance sheet and income statement for the immediately preceding month.  Purchaser understands that the provision of the information described herein may constitute material non-public information and such information will only be provided upon the execution by Purchaser of a confidentiality agreement.

6.5          Use of Funds.   The Company shall use the proceeds of the sale of the Preferred Stock and Warrant for to pay the $3,000,000 Note, payable to the Purchaser.  The balance of the funds will be used for working capital.

6.6          Access to Facilities.   The Company and each of its Subsidiaries will permit any representatives designated by the Purchaser (or any transferee of the Purchaser), so long as such person holds any Securities upon reasonable notice and during normal business hours, at such person’s expense and accompanied by a representative of the Company, to (a) visit and inspect any of the properties of the Company and each of its Subsidiaries, (b) examine the corporate and financial records of the Company and each of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom and (c) discuss the affairs, finances and accounts of any such corporations with the directors, officers and independent accountants of the Company and each of its Subsidiaries.

6.7          Taxes.   Each of the Company and each of its Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and each of its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and the Company and each of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company and each of its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

6.8          Insurance.   Each of the Company and each of its Subsidiaries will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s and each of the its Subsidiaries’ line of business, in amounts sufficient to prevent the Company and each of its Subsidiaries from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and the Company and each of its Subsidiaries will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

6.9          Books and Records.   Each of the Company and each of its Subsidiaries will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.  Purchaser understands that the provision of the information described herein may constitute material non-public information and such information will only be provided upon the execution by Purchaser of a confidentiality agreement, and in accordance with applicable securities law.

6.10        Intellectual Property.   Each of the Company and each of its Subsidiaries shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct their respective businesses.

6.11        Confidentiality.  Each of the Company and each of its Subsidiaries agrees that they will not disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

6.12        Corporate Existence.  Each of the Company and each of its Subsidiaries shall maintain their respective corporate existence, and will not liquidate, dissolve or effect a recapitalization, reclassification or reorganization in any form of transaction.  In addition, neither the Company nor any of its Subsidiaries shall sell all or substantially all of the Company’s or any of its Subsidiaries’ assets, except in the event of a merger or consolidation or sale or transfer of all or substantially all of the Company’s or any of its Subsidiaries’ assets, where the surviving or successor entity in such transaction (i) assumes the Company’s and each of its Subsidiaries’ obligations hereunder and the Related Agreements and (ii) is a publicly traded company whose common stock is quoted or listed on a Principal Market or  (iii) simultaneously with the consummation of such transaction irrevocably pays in full all of the obligations due and owing to Purchaser from the Company under this Agreement and/or the Securities.

6.13        Reissuance of Securities.  The Company agrees to reissue certificates representing the Securities without the legends set forth in Section 5.7 above at such time as (a) the holder thereof has disposed of such Securities pursuant to an exemption from registration under the Securities Act, or (b) upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.  The Company agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the selling Purchaser and broker, if any.  The Purchaser covenants to comply with applicable prospectus delivery requirements.

6.14        Opinion. On the Closing Date, the Company will deliver to the Purchaser an opinion acceptable to the Purchaser from the Company’s legal counsel in the form annexed hereto as Exhibit C.  The Company will provide, at the Company’s expense, such other legal opinions in the future as are reasonably necessary for the conversion of the Preferred Stock.

6.15        Margin Stock.      The Company will not permit any of the proceeds of the Note to be used directly or indirectly to “purchase” or “carry” “margin stock” or to repay indebtedness incurred to “purchase” or “carry” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

6.16.       Reserved.

6.17        Authorization and Reservation of Shares.  The Company shall at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the Conversion Shares.

6.18        Financing Right of First Refusal.    The Company hereby grants the Purchaser a right of first refusal for as long as Purchaser holds any shares of Preferred Stock to enter into a financing arrangement with the Company. The Company shall submit a fully executed term sheet setting out the terms, conditions and pricing of any proposed financing (such financing to be negotiated on “arm’s length” terms) to be entered into by the Company. Purchaser shall have the right, but not the obligation, to offer financing, to the Company on terms no less favorable than those outlined in the previously negotiated term sheet (which such term sheet shall be negotiated in good faith) within five business days of receipt of such proposed term sheet. If the provisions of the Purchaser’s term sheet shall be at least as favorable to the Company, the Company shall enter into the financing arrangement outlined in the Purchaser’s term sheet.  If the Purchaser declines to exercise it right of first refusal hereunder, it hereby agrees to enter into such documentation as shall be reasonably requested by Company in order to subordinate its rights hereunder or under the Preferred Stock to the subsequent financier.

7      COVENANTS OF THE COMPANY AND PURCHASER REGARDING INDEMNIFICATION.

7.1          Company Indemnification.  The Company agrees to indemnify, hold harmless, reimburse and defend Purchaser, each of Purchaser’s officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which results, arises out of or is based upon (i) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement, or (ii) any breach or default in performance by Company of any covenant or undertaking to be performed by Company hereunder, or any other agreement entered into by the Company and Purchaser relating hereto.

7.2          Purchaser’s Indemnification.  Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon (i) any misrepresentation by Purchaser or breach of any warranty by Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by Purchaser of any covenant or undertaking to be performed by Purchaser hereunder, or any other agreement entered into by the Company and Purchaser relating hereto.

7.3          Procedures.  The procedures and limitations set forth in Section 9.6 shall apply to the indemnifications set forth in Sections 7.1 and 7.2 above.

8      CONVERSION OF PREFERRED STOCK.

8.1  Mechanics of Conversion.

(a)           Provided the Purchaser has notified the Company of the Purchaser’s intention to sell the Conversion Shares and the Conversion Shares are included in an effective registration statement or are otherwise exempt from registration when sold:  (i) Upon the conversion of the Preferred Stock or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company’s transfer agent shall issue the Conversion Shares in the name of the Purchaser (or its nominee) or such other persons as designated by the Purchaser in accordance with Section 8.1(b) hereof and in such denominations to be specified representing the number of Conversion Shares issuable upon such conversion; and (ii) the Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company’s Common Stock and that after the Effective Date (as hereinafter defined) the Conversion Shares issued will be freely transferable subject to the prospectus delivery requirements of the Securities Act and the provisions of this Agreement, and will not contain a legend restricting the resale or transferability of the Conversion Shares, other than as required by law.

(b)           Purchaser will give notice of its decision to exercise its right to convert the Preferred Stock or part thereof by telecopying or otherwise delivering an executed and completed notice of the number of shares to be converted to the Company (the “Notice of Conversion”). The Purchaser will not be required to surrender the Preferred Stock Certificate until the Purchaser receives a credit to the account of the Purchaser’s prime broker through the DWAC system (as defined below), representing the Conversion Shares or until the Preferred Stock has been fully satisfied.  Each date on which a Notice of Conversion is telecopied or delivered to the Company in accordance with the provisions hereof shall be deemed a “Conversion Date.”  The Company will cause the transfer agent to transmit the Conversion Shares (and a certificate representing the balance of the Preferred Stock not so converted, if requested by Purchaser) to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by the Company of the Notice of Conversion (the “Delivery Date”).

(c)           The Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to Section 8 hereof beyond the Delivery Date could result in economic loss to the Purchaser.  In the event that the Company fails to direct its transfer agent to deliver the Conversion Shares to the Purchaser via the DWAC system within the time frame set forth in Section 8.1(b) above and the Conversion Shares are not delivered to the Purchaser by the Delivery Date through any act or failure to act on the part of the Company, as compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuance of the Conversion Shares in the form required pursuant to Section 8 hereof upon conversion of the Preferred Stock in the amount equal to the greater of (i) $500 per business day after the Delivery Date or (ii) the Purchaser’s actual damages from such delayed delivery. The Company shall pay any payments incurred under this Section in immediately available funds upon demand and, in the case of actual damages, accompanied by reasonable documentation of the amount of such damages.  Such documentation shall show the number of shares of Common Stock the Purchaser is forced to purchase (in an open market transaction) which the Purchaser anticipated receiving upon such conversion, and shall be calculated as the amount by which (A) the Purchaser’s total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate Stated Value (as defined in the Certificate of Vote of Directors) and/or dividend amount of the Preferred Stock, for which such Conversion Notice was not timely honored.

(d)           Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum amount permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to a Purchaser and thus refunded to the Company.

8.2          Maximum Conversion.  Notwithstanding anything contained in the Certificate of Vote of Directors to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Series D Preferred Stock an amount that would be convertible into that number of Conversion Shares which would exceed the difference between (i) 4.99% of the issued and outstanding shares of Common Stock and (ii) the number of shares of Common Stock beneficially owned by the Holder For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder.  The Conversion Share limitation described in this Section 8.2  shall automatically become null and void following notice to the Company upon the occurrence and during the continuance of an Event of Default, upon 75 days prior notice to the Company, or upon receipt by the Holder of a Notice of Redemption, except that at no time shall the number of shares of Common Stock beneficially owned by the Holder a exceed 19.99% of the outstanding shares of Common Stock.  Notwithstanding anything contained herein to the contrary, the number of shares of Common Stock issuable by the Company and acquirable by the Holder at a price below $[6.32] per share pursuant to the terms of this Series D Preferred Stock, the Warrant, the Purchase Agreement or any other Related Agreement, shall not exceed an aggregate of 2,151,260 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock) (the “Maximum Common Stock Issuance”), unless the issuance of Common Stock hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company’s shareholders.  If at any point in time and from time to time the number of shares of Common Stock issued pursuant to the terms of this Series D Preferred Stock, the Purchase Agreement or any other Related

Agreement, together with the number of shares of Common Stock that would then be issuable by the Company to the Holder in the event of a conversion or exercise pursuant to the terms of this Series D Preferred Stock, the Purchase Agreement or any other Related Agreement, would exceed the Maximum Common Stock Issuance but for this Section 8.2, the Company shall promptly call a shareholders meeting to solicit shareholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance.  Notwithstanding anything contained herein to the contrary, the provisions of this Section 8.2 are irrevocable and may not be waived by the Holder or the Company..

8.3          Optional Redemption.  The Company will have the option of redeeming any outstanding Stated Value of the Preferred Stock (“Optional Redemption”) by paying to the Purchaser 130% of such amount, together with accrued but unpaid dividends thereon and any and all other sums due, accrued or payable to the Purchaser arising under this Agreement, Certificate of Vote of Directors or any other document delivered herewith (“Redemption Amount”) outstanding on the day notice of redemption (“Notice of Redemption”) is delivered to a Purchaser (“Redemption Date”).  A Notice of Redemption may not be given in connection with any portion of Preferred Stock for which a Notice of Conversion has been given by the Purchaser at any time before receipt of a Notice of Redemption.  The Redemption Amount must be paid in immediately available funds to the Purchaser no later than the seventh (7th) business day after the Redemption Date (“Optional Redemption Payment Date”).  In the event the Company fails to pay the Redemption Amount by the Optional Redemption Payment Date, then the Redemption Notice will be null and void.  A Notice of Redemption may be given by the Company, provided no Event of Default as described in the Certificate of Vote of Directors shall have occurred or be continuing.

9              OFFERING RESTRICTIONS.   Except as previously disclosed in the SEC Reports or stock or stock options granted to employees or directors of the Company or any of its Subsidiaries; or equity or debt issued in connection with an acquisition of a business or assets by the Company or any of its Subsidiaries; or the issuance by the Company or any of its Subsidiaries of stock in connection with the establishment of a joint venture partnership or licensing arrangement (these exceptions hereinafter referred to as the “Excepted Issuances”), neither the Company nor any of its Subsidiaries will issue any securities with a floorless variable/floating conversion feature, otherwise known as a “floorless convertible security” which are or could be (by conversion or registration) free-trading securities prior to the repayment in full or conversion in full of the Preferred Stock.

10           SECURITY INTEREST.  As a condition of Closing, the Company and each of its Subsidiaries will grant to the Purchaser a security interest in their respective assets pursuant to a Master Security Agreement and Subsidiary Guarantee.  The Company and each of its Subsidiaries will also execute all such documents reasonably necessary to memorialize and further protect the security interest described above.

11           MISCELLANEOUS.

11.1        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York; provided, however that the Purchaser may choose to waive this provision and bring an action outside the state of New York.  Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

11.2        Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

11.3        Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time.

11.4        Entire Agreement.  This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

11.5        Severability.  In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.6        Amendment and Waiver. This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser. The obligations of the Company and the rights of the holders of the Securities under the Agreement may be waived only with the written consent of such holders of Securities.  The rights of the holder of Preferred Stock may be waived only with the written consent of such holder.

11.7        Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on the Purchaser’s part of any breach, default or noncompliance under this Agreement, the Preferred Stock or the Related Agreements or any waiver on such party’s part of any provisions or conditions of the Agreement, the Certificate of Vote of Directors or the Related Agreements must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, the Preferred Stock or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

11.8        Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at the address as set forth on the signature page hereof, with a copy to Ellenoff Grossman and Schole LLP, 370 Lexington Avenue New York, New York 10017 Attention: David Selengut, Esq. Facsimile number (212) 370-7889 and to the Purchaser at the address set forth on the signature page hereto for such Purchaser, with a copy in the case of the Purchaser to John Tucker, Esq., 825 Third Avenue, 14th Floor, New York, NY 10022, facsimile number (212) 541-4434, or at such other address as the Company or the Purchaser may designate by ten days advance written notice to the other parties hereto.

11.9        Attorneys’ Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

11.10      Titles and Subtitles.  The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.11      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

11.12      Broker’s Fees.  Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein, except as specified herein with respect to the Purchaser.  Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 12.12 being untrue.

11.13      Construction.  Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

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IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	PURCHASER:

IMPLANT SCIENCES CORPORATION	LAURUS MASTER FUND, LTD.

By: /s/ Anthony J. Armini	By: /s/ Laurus Master Fund
Name: Anthony J. Armini Title: President Address: 107 Audobon Road #5 Wakefield, Massachusetts 01880	Name: Address:LAURUS MASTER FUND, LTD. c/o Ironshore Corporate Services Ltd. P.O. Box 1234 G.T., Queensgate House, South Church Street Grand Cayman, Cayman Islands

LIST OF EXHIBITS

Form of Offering Certificate of Vote of Directors	Exhibit A

Form of Opinion	Exhibit B

EXHIBIT A

CERTIFICATE OF VOTE OF DIRECTORS

EXHIBIT B

FORM OF OPINION

TABLE OF CONTENTS

1.	AGREEMENT TO SELL AND PURCHASE

2.	FEES.

3.	CLOSING, DELIVERY AND PAYMENT.

	3.1	Closing

	3.2	Delivery.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

	4.1	Organization, Good Standing and Qualification

	4.2	Subsidiaries.

	4.3	Capitalization; Voting Rights.

	4.4	Authorization; Binding Obligations.

	4.5	Liabilities.

	4.6	Agreements; Action.

	4.7	Obligations to Related Parties.

	4.8	Changes.

	4.9	Title to Properties and Assets; Liens, Etc.

	4.10	Intellectual Property.

	4.11	Compliance with Other Instruments.

	4.12	Litigation.

	4.13	Tax Returns and Payments.

	4.14	Employees.

	4.15	Registration Rights and Voting Rights.

	4.16	Compliance with Laws; Permits.

	4.17	Environmental and Safety Laws

	4.18	Valid Offering

	4.19	Full Disclosure.

	4.20	Insurance.

	4.21	SEC Reports

	4.22	No Market Manipulation.

	4.23	Listing.

i

	4.24	No Integrated Offering.

	4.25	Stop Transfer.

	4.26	Dilution.

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

	5.1	Requisite Power and Authority.

	5.2	Investment Representations.

	5.3	Purchaser Bears Economic Risk.

	5.4	Acquisition for Own Account.

	5.5	Purchaser Can Protect Its Interest.

	5.6	Accredited Investor.

	5.7	Legends.

	5.8	Security Interest

	5.9	Prospectus.

	5.10	Preferred Stock Certificate.

	5.11	Certain Trading Restrictions

	5.12	Reporting Requirements.

6.	COVENANTS OF THE COMPANY.

	6.1	Stop-Orders.

	6.2	Listing

	6.3	Market Regulations.

	6.4	Reporting Requirements.

	6.5	Use of Funds

	6.6	Access to Facilities.

	6.7	Taxes.

	6.8	Insurance.

	6.9	Books and Records.

	6.10	Intellectual Property.

	6.11	Confidentiality.

	6.12	Corporate Existence.

	6.13	Reissuance of Securities.

	6.14	Opinion.

	6.15	Financial Covenants.

7.	COVENANTS OF THE COMPANY AND PURCHASER REGARDING INDEMNIFICATION.

	7.1	Company Indemnification.

	7.2	Purchaser’s Indemnification.

	7.3	Procedures.

8.	CONVERSION OF PREFERRED STOCK.

	8.1	Mechanics of Conversion.

	8.2	Maximum Conversion.

	8.3	Optional Redemption

9.	REGISTRATION RIGHTS.

	9.1	Registration Rights Granted.

	9.2	Registration Procedures.

	9.3	Provision of Documents.

	9.4	Non-Registration Events

	9.5	Expenses

	9.6	Indemnification and Contribution.

10.	OFFERING RESTRICTIONS

11.	SECURITY INTEREST.

12.	MISCELLANEOUS.

	12.1	Governing Law.

	12.2	Survival.

	12.3	Successors and Assigns.

	12.4	Entire Agreement.

	12.5	Severability.

	12.6	Amendment and Waiver.

	12.7	Delays or Omissions.

	12.8	Notices.

	12.9	Attorneys’ Fees.

	12.10	Titles and Subtitles.

12.11	Counterparts.

12.12	Broker’s Fees.

12.13	Construction.

Schedules

4.2           Subsidiaries:

Name/Address	Percent of Ownership

C Acquisition Corp	100%
dba Core Systems
1050 Kifer Road
Sunnyvale, CA 94086

Accurel Systems International Corp.	100%
485 Lucerne Drive
Sunnyvale, CA 94085

4.3           Capitalization:  Voting Rights

The authorized capital stock of the Company, as of the date hereof consists of 25,000,000 shares, of which 20,000,000 are shares of Common Stock, par value $0.10 per share, 10,784,834 shares of which are issued and outstanding,  and 5,000,000 are shares of preferred stock, par value $0.10 per share of which     -0-  shares of preferred stock are issued and outstanding.

Additional shares may be issued to the shareholders of Core Systems based on an earn out, however, their issuance is unlikely.

Subject to certain exceptions, investors in a March 2005 private placement have the right of first refusal, subject to Laurus Master Fund, Ltd.’s prior right of first refusal.

The authorized, issued and outstanding capital stock of each Subsidiary of the Company is:

	# Shares		Issued and
Name	Authorized	Par Value	Outstanding

C Acquisition Corp.	1,000.001		100

Accurel Systems	15,000,000	none	2,000,000

v

Other shares subject to issue:

2004 Stock Option Plan

Balance available to Grant	28,574

Granted but unexercised	471,426

2000 Stock Option Plan

Balance available to Grant	59,000

Granted but unexercised	1,171,105

1998 Stock Option Plan

Balance available to Grant	11,503

Granted but unexercised	125,500

1992 Stock Option Plan

Balance available to Grant	0

Granted but unexercised	54,000

Warrants

Balance Outstanding	2,574,389	*

*Includes 250,000 warrants from $3.0M Laurus note

AIR’s	611,765

4.5           Term Note with Comerica Bank

Line of Credit with Bridge Bank

Laurus Master Fund – short term note

4.6           a)    Holdback payments to be disbursed per Stock Purchase Agreements with Accurel Shareholders

b)    See 4.5

$3.0M short term note with Laurus Master Fund

New capital equipment lease  ~ $50,000

Refinance of a short term loan to employee with maturity date of 12/31/05

4.8           Changes

a)	Loan to Accurel Shareholders paid in full
Rapiscan agreement in dispute
f)	Refinance of loan to Richard Sahagian, employee and shareholder - $35,000
Loan to Donna Prunier, employee – balance due ~ $675
g)	Walter Wriggins – General Manager, Core Systems
John Munro – VP Brachytherapy Products
j)	See 4.5
k)	Rapiscan Systems has manufacturing and distribution rights.
l)	Rapiscan agreement is in dispute

4.9           Liens

See 4.5

Lease schedules as of 6/30/05

	Debt and Capital Leases (1)	Operating Lease	Total
Year ending June 30:
2006	$2,052,000	$1,620,000	$3,672,000
2007	386,000	1,673,000	2,059,000
2008	377,000	1,713,000	2,090,000
2009	131,000	1,454,000	1,585,000
2010	3,000	838,000	841,000

Total	$2,949,000	$7,298,000	$10,247,000

Includes the $795,000 long term lease liability for Accurel’s facility lease, which is being amortized over the life of the lease

4.12         Claim by the Company against Accurel Shareholders ~ This claim relates to the Accurel selling shareholders’ misrepresentation of certain items which the company believes would adjust the purchase price and also identifies certain other undisclosed liabilities.  This claim is being pursued in order to preserve our interests, specifically in respect to the escrow payment being withheld from the payoff of the loan from the shareholders, due this week.  This is not a claim against the company.  It is a claim against the Accurel selling shareholders.

The Company received a letter from an entity making a frivolous claim that they have the right of first refusal with respect to a previous Laurus financing.  The company believes tha such claim is frivolous in nature as the relevant agreement clearly states that such rights are subject to Laurus’ rights of first refusal.  The Company is in discussions which involve offering the claimant an insignificant amount of warrants to purchase shares of the Company’s common stock to drop the frivolous claim.

Claim by the Company against Rapiscan Systems relating to Rapiscan being in default of the Distribution and Manufacturing Agreement.

Claim by the Company against former employee relating to the misappropriation of company property.

4.13         California Sales Tax Audit being completed at Accurel Systems

4.14         The following investors have registration rights:

RAM Capital	AIR’s	611,765 shares

4.17          a)   All locations use approved toxic chemicals in semiconductor services

b)   Wakefield has radioactive materials, regulated by Commonwealth of MA

4.21         To file 12b-25 September 29, 2005